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                                                                      Exhibit 23


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-72491, No. 333-576, No. 333-578, No. 333-580,
No. 333-582, No. 333-24929 and No. 333-31397) of Allmerica Financial Corporation of our report dated February 2, 1999, appearing in the Allmerica Financial Corporation 1998 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedules, which also appears in this Form 10-K.

/s/   PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 24, 1999